   As filed with the Securities and Exchange Commission on December 22, 1997

                                                  REGISTRATION NO. 333-
                                                                        --------
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                              --------------------

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              --------------------

                                MEDPARTNERS, INC.
             (Exact Name of Registrant as Specified in its Charter)

                              --------------------

            DELAWARE                                    63-1151076
  (State or Other Jurisdiction           (I.R.S. Employer Identification Number)
of Incorporation or Organization)


         3000 GALLERIA TOWER, SUITE 1000, BIRMINGHAM, ALABAMA 35244-2331
               (Address of Principal Executive Offices) (Zip Code)

                     AMENDED AND RESTATED MEDPARTNERS, INC.
                             1995 STOCK OPTION PLAN
                            (Full Title of the Plan)

                     LARRY R. HOUSE                                                      Copy to:
                 Chairman of the Board
              and Chief Executive Officer                                       J. BROOKE JOHNSTON, JR., ESQ.
                   MedPartners, Inc.                                     Senior Vice President and General Counsel
           3000 Galleria Towers, Suite 1000                                           MedPartners, Inc.
            Birmingham, Alabama 35244-2331                                    3000 Galleria Towers, Suite 1000
        (Name and address of agent for service)                               Birmingham, Alabama  35244-2331
                   (205) 733-8996                                                     (205) 733-8996

                                                                                    DONALD T. LOCKE, ESQ.
                                                                               Haskell Slaughter & Young, L.L.C.
                                                                                1200 AmSouth/Herbert Plaza
                                                                                  1901 Sixth Avenue North
                                                                                Birmingham, Alabama  35203
                                                                                      (205) 251-1000
(Telephone number, including area code, of agent for service)

                              --------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   AS SOON AS PRACTICABLE AFTER EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

                        CALCULATION OF REGISTRATION FEE

===================================================================================================================================
     TITLE OF                                            PROPOSED MAXIMUM             PROPOSED MAXIMUM               AMOUNT OF
    SECURITIES               AMOUNT TO BE                 OFFERING PRICE             AGGREGATE OFFERING            REGISTRATION
 TO BE REGISTERED           REGISTERED (1)                 PER SHARE (2)                  PRICE (2)                 FEE (1)(2)
-----------------------------------------------------------------------------------------------------------------------------------
     Common Stock, Par
   Value $.001 Per Share    496,815 shares                  N/A                           $11,985,662                 $3,536.00
===================================================================================================================================

(1) 496,815 shares of the Common Stock of MedPartners, Inc. (the "Company") in the above referenced plan are being registered in this Registration Statement. An additional 8,191,126 shares of the Company's Common Stock (adjusted to give effect to the two-for-one stock splits of the Company's Common Stock effected on April 17, 1995, and March 17, 1997), also issuable pursuant to the above-referenced plan, were previously registered on Registration Statement Nos. 33-9608, 333-00234, 333-11127, for which registration fees have previously been paid.
(2) In accordance with Rule 457(h) promulgated under the Securities Act of 1933, the maximum aggregate offering price and the registration fee are based on a price of $24.125 per share, which represents the average of the high and low prices for the shares of HEALTHSOUTH Common Stock as reported on the New York Stock Exchange on December 19, 1997.
         =======================================================================

                                EXPLANATORY NOTE

         This Registration Statement is being filed pursuant to Instruction E of Form S-8, promulgated pursuant to the Securities Act of 1933, as amended, to register an additional 496,815 shares of the Common Stock of MedPartners, Inc. issuable pursuant to its Amended and Restated 1995 Stock Option Plan, and includes the Registration Statement facing page, this page, the signature page, an Exhibit Index, an Exhibit 5 Legal Opinion and an accountant's consent. Pursuant to Instruction E, the content of the Company's Registration Statements on Form S-8 (Nos. 33-9608, 333-00234, and 333-11127), including the exhibits thereto, are incorporated by reference into this Registration Statement.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on December 22, 1997.

                                           MEDPARTNERS, INC.

                                           By:  /s/  LARRY R. HOUSE
                                              ---------------------------------
                                                      Larry R. House
                                                  Chairman of the Board
                                                and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose name appears below constitutes and appoints Larry R. House and Harold O. Knight, and each of them, his attorney-in-fact, with power of substitution for him or her in any and all capacities, to sign any amendments, supplements, subsequent registration statements relating to the offering to which this statement relates, or other instruments he or she deems necessary or appropriate, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

               Signature                                      Capacity                                Date
               ---------                                      --------                                ----
/s/  LARRY R. HOUSE                                     Chairman of the Board                   December 22, 1997
--------------------------------------               and Chief Executive Officer
    (Larry R. House)                                        and Director

/s/  HAROLD O. KNIGHT, JR.                          Executive Vice President and                December 22, 1997
--------------------------------------                 Chief Financial Officer
    (Harold O. Knight, Jr.)                         (Principal Financial Officer &
                                                         Accounting Officer)

/s/  RICHARD M. SCRUSHY                                       Director                          December 22, 1997
--------------------------------------
    (Richard M. Scrushy)

/s/  LARRY D. STRIPLIN, JR.                                   Director                          December 22, 1997
--------------------------------------
    (Larry D. Striplin, Jr.)

/s/  CHARLES W. NEWHALL III                                   Director                          December 22, 1997
--------------------------------------
    (Charles W. Newhall III)

/s/  TED H. McCOURTNEY                                        Director                          December 22, 1997
--------------------------------------
      (Ted H. McCourtney)


/s/  WALTER T. MULLIKIN, M.D.                                 Director                          December 22, 1997
--------------------------------------
      (Walter T. Mullikin, M.D.)

/s/  JOHN S. MCDONALD                                         Director                          December 22, 1997
--------------------------------------
      (John S. McDonald)


/s/  ROSALIO J. LOPEZ, M.D.                                   Director                          December 22, 1997
--------------------------------------
      (Rosalio J. Lopez, M.D.)


/s/  C. A. LANCE PICCOLO                                      Director                          December 22, 1997
--------------------------------------
      (C. A. Lance Piccolo)


/s/  ROGER L. HEADRICK                                        Director                          December 22, 1997
--------------------------------------
      (Roger L. Headrick)


/s/  HARRY M. JANSEN KRAEMER, JR.                             Director                          December 22, 1997
--------------------------------------
      (Harry M. Jansen Kraemer, Jr.)

                                INDEX TO EXHIBITS

                                                                             Sequentially
    Exhibit No.                     Description                             Numbered Page
    -----------                     -----------                             -------------
         4                Amended and Restated 1995
                          Stock Option Plan

         5                Opinion of Haskell Slaughter
                          & Young, L.L.C. as to the
                          legality of the shares of
                          MedPartners, Inc. Common Stock
                          being registered

       23.1               Consent of Ernst & Young LLP

       23.2               Consent of Haskell Slaughter
                          & Young, L.L.C. (included in the
                          opinion filed as Exhibit 5)

        24                Powers of Attorney
                          (See signature pages)